Exhibit 10.10

BKV CORPORATION
2020 EMPLOYEE STOCK PURCHASE PLAN
(ADOPTED BY THE BOARD OF DIRECTORS ON JULY 16, 2020)

1.            General.

1.1            Purpose of Plan. This BKV Corporation 2020 Employee Stock Purchase Plan (the “Plan”) is intended to provide Eligible Employees of the Company with the opportunity to acquire an ownership interest in the Company through the purchase of shares of Common Stock from the Company.

1.2            Effective Date. The Plan is effective as of July 1, 2020 (the “Effective Date”) and shall be valid until the date of admission to a United States securities exchange of all or any part of the Common Stock capital or depository receipts (or the equivalent) representing common stock of the Company.

1.3            Status of Plan. The Plan is not intended to be a qualified employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) and is not intended to be subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”). The Plan is intended to be exempt from the requirements of Section 409A of the Code and the Plan and any Stock Purchase Agreement granted under the Plan will be construed and administered to give full effect to such intention.

2.            Definitions. Whenever used herein, the following words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context. Terms defined elsewhere in the Plan will have the same meanings throughout the Plan.

2.1            BNAC. “BNAC” means BANPU North America Corporation, a Delaware corporation.

2.2            Board. “Board” means the Board of Directors of the Company.

2.3            Committee. As used in the Plan, “Committee” means the committee administering the Plan, as provided in Section 7.1 of the Plan.

2.4            Common Stock. “Common Stock” means the common stock of the Company, at a par value per share $0.01.

2.5            Company. “Company” means BKV Corporation, a Delaware corporation.

2.6            Eligible Employee. An “Eligible Employee” means any Employee of the Company who (i) has been employed by the Company for at least twelve (12) consecutive months and (ii) is customarily scheduled to work at least forty (40) hours per week.

2.7            Employee. “Employee” means any individual treated as an employee in the records of the Company (including an officer or a Director of the Company who is also treated as an employee in such records). The Committee will determine in good faith and in the exercise of its sole discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Committee’s determination of whether or not the individual is an Employee, all such determinations by the Committee will be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

2.8            Exchange Act. “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a section of the Exchange Act in the Plan will be deemed to include a reference to any applicable rules and regulations issued thereunder.

2.9            Fair Market Value. “Fair Market Value” means, with respect to the Common Stock, as of any date: (a) the closing sale price of the Common Stock as of such date at the end of the regular trading session, as reported on any national securities exchange on which the Common Stock is then listed (or, if no shares were traded on such date, as of the next preceding date on which there was such a trade); or (b) if the Common Stock is not so listed as described in (a) above, such price as the Committee determines in good faith to be the fair market value, on a per share of Common Stock basis, at which a willing seller would sell, and a willing buyer would buy, the Common Stock having full knowledge of all relevant facts, in an arm’s length transaction, without taking into account the minority ownership interest of any shares of Common Stock and the rights associated with any minority ownership interest. The Fair Market Value of the shares of Common Stock as described in (b) above shall be determined each Financial Year by the Committee using the independent and impartial valuation of the Company’s Common Stock performed at least annually by Guggenheim Securities, LLC (or by another independent and impartial valuation firm selected by the Committee and subject to the approval of the Board). Such Fair Market Value shall apply during the Financial Year in which it is obtained or until a new valuation is performed for the Committee’s determination of the Fair Market Value. For the avoidance of doubt, during the period as from the adopted date hereof that the Company does not have a Fair Market Value determination as described in subpart (b) above, the Fair Market Value shall be $10.00 per share of Common Stock and will apply until the valuation is performed for the Committee’s first determination of the Fair Market Value.

2.10            Financial Year. “Financial Year” means a financial year of the Company.

2.11            Insolvency Event. “Insolvency Event” means, in relation to a Participant, (i) the Participant entering into or resolving to enter into any assignment for the benefit of creditor, including any arrangement, composition or compromise with such creditor, or any class of them in any relevant jurisdiction, (ii) the Participant being unable to pay its debts when they are due, having its liabilities greater than its assets, or being deemed under any statutory provision of any relevant jurisdiction to be insolvent, or (iii) a liquidator or provisional liquidator being appointed for the Participant or a receiver, receiver and manager, trustee or similar official being appointed over any of the assets or undertakings of the Participant, or an event analogous with any such event occurring in any relevant jurisdiction.

2.12            Founding Stockholder. “Founding Stockholder” means a Participant who is a party to the Stockholders’ Agreement.

2.13            Participant. “Participant” means each Eligible Employee who participates in this Plan by execution of a Stock Purchase Agreement issued to such Employee under the Plan.

2.14            Plan. “Plan” means the BKV Corporation 2020 Employee Stock Purchase Plan, as set forth herein and may hereafter be amended.

2.15            Securities Act. “Securities Act” means the Securities Act of 1933, as amended. Any reference to a section of the Securities Act in the Plan will be deemed to include a reference to any applicable rules and regulations thereunder.

2.16            Stockholders’ Agreement. “Stockholders’ Agreement” means that certain Stockholders’ Agreement dated May 1, 2020 by and among BNAC, the Company and the Founding Stockholders as listed therein as parties thereto.

2.17            Stock Purchase Account. “Stock Purchase Account” means a non-interest bearing account consisting of all amounts deposited by a Participant Compensation for the purpose of purchasing shares of Common Stock for such Participant under the Plan reduced by all amounts applied to the purchase of shares of Common Stock for such Participant under the Plan. The amounts received from a Participant shall be deposited with the general funds of the Company. No interest shall be paid or payable with respect to any amount held in any Participant's Stock Purchase Account.

2.18            Stock Purchase Agreement. “Stock Purchase Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the offer to purchase shares of Common Stock granted to the Participant under the Plan.

3.            Participation.

Participants in the Plan will be those Eligible Employees who, in the judgment of the CEO of the Company, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company and are not in material breach of their respective employment agreements or service contracts with the Company or the work rules or internal policies of the Company established by the Board from time to time. Eligible Employees may be granted from time to time the right to purchase shares of Common Stock under the Plan, as may be determined by the CEO of the Company in his sole discretion.

4.            Stock Purchase.

4.1            Reservation of Shares. There shall be 7,470,588 shares of Common Stock reserved for the Plan. Subject to adjustment in accordance with the anti-dilution provisions of Section 5, the aggregate number of shares that may be purchased under the Plan shall not exceed the number of shares reserved for the Plan. The shares will be treasury or newly issued shares of Common Stock.

4.2            Grant of Purchase Right. An Eligible Employee who the CEO of the Company determines has satisfied the requirements set forth in Section 3 may be granted the right to purchase shares of Common Stock under the Plan, pursuant to the terms of a Stock Purchase Agreement issued by the Company to such Eligible Employee. The Committee shall require the payment by the Participant of a specified purchase price in connection with a grant of the right to purchase shares of Common Stock.

4.3            Purchase Price of Shares. The purchase price at which shares of Common Stock shall be sold to a Participant under the Plan shall not be less than the greater of (i) ten dollars ($10.00) per share of Common Stock or (ii) the Fair Market Value of the shares of Common Stock as determined under Section 2.9.

4.4            Exercise of Purchase Right; Payment for Shares of Common Stock. Subject to any limitations imposed by the Committee or the Plan on the number of shares of Common Stock available for purchase by a Participant, the Company will issue to the Participant, pursuant to the terms of a Stock Purchase Agreement, the number of shares of Common Stock as can be purchased with the amount then standing to the Participant’s credit in the Stock Purchase Account. The purchase price for all shares of Common Stock purchased by a Participant pursuant to a Stock Purchase Agreement shall be paid out of the Participant’s Stock Purchase Account. Any remaining balance standing to the Participant’s credit in the Stock Purchase Account following the closing of a purchase, shall be refunded by the Company to the Participant within thirty (30) days of such closing date. No interest shall be paid on payable with respect to any amount held in the Participant’s Stock Purchase Account.

4.5            Establishment of Stock Purchase Account. Each Participant shall deposit funds with the Company for the purpose of funding such Participant’s Stock Purchase Account.

4.6            Stock Ownership. A Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock upon the Participant becoming the holder of record of such shares of Common Stock on the close of business on the purchase date for such shares.

4.7            Issuance of Certificates to a Participant. As soon as reasonably practicable after each purchase date, the Company will arrange for the delivery to each Participant certificates representing the shares of Common Stock purchased, which certificates may be issued electronically via Carta.

5.            Special Adjustment - Anti-Dilution Provision.

The aggregate number of shares of Common Stock reserved for purchase under the Plan, as hereinabove provided in Section 4.1, and the calculation of the Fair Market Value per share of Common Stock may be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such shares, if effected without receipt of consideration by the Company. Any such adjustment shall be made by the Committee acting with the prior consent of, and subject to the approval of, the Board of Directors.

6.            Stock Purchase and Sale Rights.

6.1            Put Right. In the event a Participant’s employment with the Company is terminated for any reason, including, without limitation, due to resignation, death or a disability that renders such Participant incapable of continued employment in his or her current position and the carrying out of the normal duties for that position, as certified by a medical professional, and the Company has not exercised its right under Section 6.2 to repurchase the shares of Common Stock, the Participant (or the Participant’s beneficiary in the event of death) shall have the right to elect to sell to the Company, and the Company shall be required to purchase from the Participant, all (and not less than all) of the shares of Common Stock acquired by the Participant under the Plan, in accordance with the terms of this Section 6.1:

(a)            The selling price of the shares of Common Stock to be purchased by the Company pursuant to this Section 6.1 shall be equal to the Fair Market Value of such shares at the time the election to sell is made.

(b)            The Participant (or the Participant’s beneficiary in the event of the Participant’s death) may exercise an election to sell shares of Common Stock by delivery of prior written notice to the Company no later than thirty (30) days following such termination of employment.

(c)            The closing of the purchase of shares of Common Stock pursuant to this Section 6.1 shall take place to the principal office of the Company not later than thirty (30) days following receipt of such notice by the Company.

(d)            The Participant (or the Participant’s beneficiary in the event of the Participant’s death) shall make such customary representations and warranties as may be reasonably requested by the Company regarding such seller’s due capacity and authority, good legal and beneficial title to, and the absence of liens on, such shares.

(e)            The Company will pay the purchase price for the shares of Common Stock purchased by the Company under this Section 6.1 in cash, payable by wire transfer of immediately available funds to the bank account of the Participant (or the Participant’s beneficiary in the event of the Participant’s death) provided to the Company by the Participant (or the Participant’s beneficiary in the event of the Participant’s death) prior to the closing date.

6.2            Repurchase Right. If a Participant either (i) commits any material breach under such Participant’s employment agreement or service contract with the Company (or, in case of a Founding Stockholder, commits any material breach under the Stockholders’ Agreement) and either (1) that breach is not capable of being remedied or (2) if capable of remedy, the Participant does not remedy that breach as soon as possible and in any event within thirty (30) days of receiving a notice from the Company requiring the Participant to remedy that breach; or (ii) becomes or is reasonably expected to become, subject to an Insolvency Event; or (iii) the Participant’s employment with the Company is terminated for any reason, including, without limitation, due to resignation, death or a disability that renders such Participant incapable of continued employment in his or her current position and carrying out the normal duties for that position, as certified by a medical professional, the Company shall have the right, as determined by the Board, to repurchase, and the Participant (or the Participant’s beneficiary in the event of the Participant’s death) shall be required to sell to the Company all (and not less than all) of the shares of Common Stock acquired by the Participant under this Plan, in accordance with the terms of this Section 6.2:

(a)            The selling price of the shares of Common Stock to be purchased by the Company pursuant to this Section 6.2 shall be equal to the Fair Market Value of such shares at the time of the repurchase.

(b)            The Company may exercise its election to acquire the Participant’s shares of Common Stock by delivery of prior written notice to the Participant (or the Participant’s beneficiary in the event of the Participant’s death) no later than ninety (90) days following the occurrence of an event described above in the first paragraph of this Section 6.2.

(c)            The closing of the purchase of the shares of Common Stock pursuant to this Section 6.2 shall take place at the principal office of the Company not later than thirty (30) days following receipt of such notice by the Participant (or the Participant’s beneficiary in the event of the Participant’s death).

(d)            The Participant (or the Participant’s beneficiary in the event of the Participant’s death) shall make such customary representations and warranties as may be reasonably requested by the Company regarding such seller’s due capacity and authority, good legal and beneficial title to, and the absence of liens on, such shares of Common Stock.

(e)            The Company will pay the purchase price for the shares of Common Stock purchased by the Company under this Section 6.2 in cash, payable by wire transfer of immediately available funds to the bank account of the Participant (or the Participant’s beneficiary in the event of the Participant’s death) provided to the Company by the Participant (or the Participant’s beneficiary in the event of the Participant’s death) prior to the closing date.

6.3            Right of First Refusal. In addition to the restrictions on transfer set forth in Sections 8.1 and 8.6, if any Participant (or the Participant’s successor in the event of the Participant’s death) who has received shares of Common Stock under the Plan (the “Selling Participant”) shall, at any time, desire to sell some or all of such shares (the “Offered Shares”) to a third party (the “Third Party”) on price, terms and conditions agreed with such Third Party and receives prior written approval from the Board for such a sale, the Selling Participant shall give written notice of such desire to the Company, which notice shall contain the number of Offered Shares, the agreed price, terms and conditions of the sale and the names and addresses of both the Selling Participant and such Third Party. The Company shall have the right of first refusal for a period of thirty (30) days following the date the Selling Participant gives such written notice to the Company to acquire the Offered Shares, in accordance with the terms of this Section 6.3:

(a)            The selling price, terms and conditions shall be the same as agreed with such Third Party.

(b)            If the Company does not exercise its right of first refusal within the required thirty (30) day period provided above, the Selling Participant shall have the right, at any time following the expiration of such thirty (30) day period, to dispose of the Offered Shares to such Third Party; provided, however, that (i) no disposition shall be made to such Third Party on price, terms and conditions more favorable to the Third Party than those set forth in the written notice delivered by the Selling Participant above, and (ii) if such disposition shall not be made within thirty (30) days following the expiration of such thirty (30) day period to such Third Party on the terms offered to the Company, the Offered Shares shall again be subject to the right of first refusal set forth above.

(c)            The closing pursuant to the exercise of the right of first refusal under this Section 6.3 shall take place shall take place to the principal office of the Company not later than thirty (30) days following receipt of such notice by the Selling Participant of the Company’s exercise of the right of first refusal. At such closing, the Selling Participant shall deliver certificates representing the Offered Shares duly endorsed in blank for transfer, or with stock powers attached duly executed in blank, and the Company shall deliver to the Selling Participant the purchase price for the Offered Shares purchased by the Company under this Section 6.3 in cash, payable by wire transfer of immediately available funds to the bank account of the Selling Participant provided to the Company by the Selling Participant prior to the closing date.

(d)            The Selling Participant shall make such customary representations and warranties as may be reasonably requested by the Company regarding such seller’s due capacity and authority, good legal and beneficial title to, and the absence of liens on, such Offered Shares.

6.4            Drag-Along Rights. If at any time BNAC (alone or together with any of the other Company stockholders) proposes to effect the sale of shares of Common Stock representing more than eighty percent (80%) of the total issued and outstanding shares of Common Stock, BNAC (and BNAC alone) may require the participation of all (and not less than all) of the shares of Common Stock owned by the Participant (other than a Participant who is a Founding Stockholder subject to the drag-along rights under the Stockholders’ Agreement) in such sale in the manner set forth in this Section 6.4.

(a)            BNAC shall exercise its rights pursuant to this Section 6.4 by delivering to the Company and each of the other Company stockholders a written notice (the “Drag-along Notice”) of such proposed sale no later than fifteen (15) days prior to the proposed closing thereof. Any Drag-along Notice shall make reference to the Participants’ obligations under this Section 6.4 and shall describe in reasonable detail:

(i)            the number of shares of Common Stock to be sold by BNAC;

(ii)            the person to whom such shares of Common Stock are proposed to be sold;

(iii)            the material terms and conditions of the sale, including the consideration to be paid; and

(iv)            the proposed date, time and location of the closing of the sale.

(b)            In any sale is subject to this Section 6.4 each of the Participants shall agree to sell all (and not less than all) of the shares of Common Stock owned by the Participant, free and clear of any liens and on the same terms and conditions as BNAC in such sale.

(c)            If BNAC (alone or together with any of the other Company stockholders) proposes to effect the sale of shares of Common Stock representing more than eighty percent (80%) of the total issued and outstanding shares of the Company’s Common Stock pursuant to this Section 6.4, the Participants shall consent to and not object to or exercise any appraisal or dissenters’ rights in connection with such transaction. Without limiting the foregoing, each of the Participants shall, if requested by BNAC, execute and deliver a power of attorney and custody agreement, in form and substance satisfactory to BNAC, with respect to the shares of Common Stock that are to be included by them in any sale pursuant to this Section 6.4. The power of attorney and custody agreement will provide, among other things, that each such Participant will:

(i)            deliver to and deposit into custody with BNAC, named as the custodian therein, a certificate or certificates representing such shares of Common Stock (duly endorsed in blank by the owner or owners thereof or accompanied by duly endorsed stock powers in blank); and

(ii)            irrevocably appoint BNAC as such stockholder’s agent and attorney-in-fact with full power to act thereunder on behalf of such stockholder with respect to the matters specified therein.

(d)            Each Participant shall fully cooperate with BNAC and shall take all necessary actions to effectuate the sale of shares of Common Stock pursuant to this Section 6.4, including entering into such agreements and delivering such certificates and instruments, as may be reasonably requested from time to time by BNAC, provided that no Participant shall be:

(i)            liable for any indemnification obligations to any potential purchaser in respect of such representations and warranties on a joint, rather than several, basis, and in no event with respect to an amount in excess of the net cash proceeds to be paid to such stockholder in such transaction; and

(ii)            subject to any escrow or similar arrangement relating to such transaction with respect to an amount in excess of the net cash proceeds to be paid to such other stockholders in such transaction.

(e)            Each of the Participants participating in the sale of shares of Common Stock by BNAC under this Section 6.4 shall be paid a consideration (on a per share of Common Stock basis) on the same terms and conditions as BNAC in such sale.

6.5            Tax Matters. By execution of a Stock Purchase Agreement, the Participant expressly acknowledges and agrees that neither the Company, BNAC nor any of their respective agents, makes any representations on behalf of the Company or BNAC with respect to the tax treatment of any transaction contemplated under Section 6. The Participant (or the Participant’s beneficiary in the event of the Participant’s death) shall be solely responsible for the payment of any and all income, transfer and other taxes, filing and recording fees and similar charges relating to any transaction contemplated under this Section 6.

7.            Plan Administration.

7.1            The Committee. The Plan will be administered by the Compensation Committee established by the Board or by the Board if such Compensation Committee is dissolved. Such a committee, if established, will act by simple majority approval of the members (but may also take action by the written consent of a simple majority of the members of such committee), and any simple majority of the members of such a committee will constitute a quorum.

7.2            Authority of the Committee. The Committee shall have the authority and power to administer the Plan and to make, adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan. In addition, the Committee shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan. To the extent consistent with the applicable corporate law of the Company’s jurisdiction of incorporation, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan in accordance with such conditions or limitations as the Committee or Board may establish. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. The Committee will not be obligated to treat Participants or Eligible Employees uniformly, and determinations made under the Plan may be made by the Committee selectively among Participants or Eligible Employees, whether or not such Participants and Eligible Employees are similarly situated. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan, including the determination of Eligible Employee or Fair Market Value, will be final, conclusive and binding for all purposes and on all persons, including the Company, the stockholders of the Company, the Participants and their respective heirs, transferees, assigns and other successors-in-interest. No member of the Board or the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Stock Purchase Agreement issued under the Plan, including any determination regarding current Fair Market Values of the shares of Common Stock that is made in good faith.

8.            Miscellaneous.

8.1            Non-Alienation; Restrictions on Transfer. The right to purchase shares of Common Stock pursuant to a Stock Purchase Agreement issued under the Plan is personal to the Participant, is exercisable only by the Participant during the Participant's lifetime while employed, except as hereinafter set forth, and may not be assigned or otherwise transferred by the Participant. Notwithstanding the foregoing, there shall be delivered to the executor, administrator or other personal representative of a deceased Participant such shares of Common Stock and such residual balance as may remain in the Participant's Stock Purchase Account as of the time the Company becomes aware of the Participant's death, including shares of Common Stock purchased as of that date or prior thereto with moneys deposited in the Participant's Stock Purchase Account. In addition, prior to an initial public offering of shares of Common Stock, a Participant (or the executor, administrator or other personal representative or other successor of a deceased Participant) may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to the right to purchase shares of Common Stock granted under the Plan to a third party without prior approval of such sale, assignment, transfer or disposition by the Committee or the Board.

8.2            No Right to Continued Employment. Nothing in the Plan confers upon any Eligible Employee or Participant any right to continue in the employment of the Company or interferes with or limits in any way the right of the Company to terminate the employment of any Eligible Employee or Participant at any time, with or without notice and with or without cause, subject to the terms of such Employee’s employment agreement or service contract, if any.

8.3            Governing Law and Venue. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of New York, notwithstanding the conflicts of laws principles thereunder or under any jurisdiction that would cause the application of the laws of any jurisdiction other than the State of New York. Any legal proceeding related to the Plan will be brought in an appropriate New York court, and the parties to any Stock Purchase Agreement consent to the exclusive jurisdiction of the court for this purpose.

8.4            Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

8.5            Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

8.6            Securities Law Restrictions.

(a)            Securities Law Restrictions. Notwithstanding any other provision of the Plan or any Stock Purchase Agreement, the Company will not be required to issue any shares of Common Stock under the Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to the right to purchase shares of Common Stock granted under the Plan: (i) unless there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws; (ii) unless there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable; and (iii) if at any time at which the Company is not required to file reports with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 12(b), 12(g) or 15(d) of the Exchange Act or the rules and regulations thereunder, such issuance, sale or transfer would cause the number of stockholders of the Company to increase such that the Company would be within ten (10) stockholders of the number that would cause the Company to be required to file reports with the SEC pursuant to Sections 12(g) or 15(d) of the Exchange Act and the rules and regulations thereunder. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

(b)            “Market Stand-Off” Restrictions. Except as otherwise approved by the Committee, the shares of Common Stock acquired in connection with the grant of the right to purchase shares of Common Stock under the Plan will be restricted following the effective date of a registration of the Company’s securities under the Securities Act, and the holder thereof will not, without the prior written consent of the Company or the representative(s) of any underwriters, (i) sell, pledge, offer to sell, contract to sell (including any short sale), sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Participant who exercised such Option or are thereafter acquired); or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The provisions of this Section 8.6(b) will not apply (w) unless the executive officers and directors of the Company have agreed to be bound by substantially the same terms and conditions; (x) to public offerings other than the Company’s initial public offering and any public offering made within two (2) years thereafter; (y) to registrations relating solely to securities in connection with employee benefit plans or in connection with mergers, consolidations, reorganizations, or other transactions pursuant Rule 145 under the Securities Act; or (z) to transfers to donees who agree to be similarly bound. The time period for such market stand-off will be determined by the Company and the representative(s) of any underwriters but will in no event exceed one hundred eighty (180) days from the date of the final prospectus with respect to the applicable public offering. The Company may impose stop-transfer instructions during such stand-off period with respect to the shares of Common Stock subject to this restriction if necessary to enforce such restrictions. The underwriters in connection with any such public offering are intended third party beneficiaries of this Section 8.6(b) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

8.7            Plan Amendment, Modification and Termination. The Board may amend, modify, suspend or terminate the Plan or any portion thereof at any time, except that no amendment may accomplish any of the following without the approval of the Corporation's stockholders:

(a)            increase the number of shares reserved for purposes of the Plan; or

(b)            allow any person who is not an Eligible Employee to become a Participant.

8.8            Construction. Wherever possible, each provision of the Plan and any Stock Purchase Agreement will be interpreted so that it is valid under the applicable law. If any provision of the Plan or any Stock Purchase Agreement is to any extent invalid under the applicable law, that provision will still be effective to the extent it remains valid. The remainder of the Plan and the Stock Purchase Agreement also will continue to be valid, and the entire Plan and Stock Purchase Agreement will continue to be valid in other jurisdictions.